UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2012

THE SINGING MACHINE COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24968	95-3795478
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6301 NW 5th Way, Suite 2900, Fort Lauderdale FL 33309

 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (954) 596-1000

Copies to:

Gary Atkinson

CEO

6301 NW 5th Way, Suite 2900

Fort Lauderdale, FL 33309

954-596-1000 (phone)

954-596-2000 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Principal Officer, Appointment of Principal Officer

Effective immediately, the Board of Directors has approved the appointment of Gary Atkinson from Interim Chief Executive Officer to the position of Chief Executive Officer. The Board of Directors has also approved the appointment of Lionel Marquis from Principal Accounting Officer to Chief Financial Officer effectively immediately. Ms. Carol Lau will resign from the position of Chief Financial Officer but will remain as Chairwoman of the Board.

For Mr. Atkinson and Mr. Marquis, there are no understandings or arrangements with the Company or other persons pursuant to which Mr. Atkinson and Mr. Marquis were appointed as Chief Executive Officer and Chief Financial Officer, respectively. Mr. Atkinson and Mr. Marquis have not entered into a transaction, nor are there any proposed transactions between Mr. Atkinson, Mr. Marquis and the Company at any time since the beginning of the Company’s last fiscal year.

Gary Atkinson

Mr. Atkinson has been with the Company since 2008, serving as General Counsel and Secretary. In December 2009, he was appointed as Interim Chief Executive Officer and has been overseeing all areas of the Company since then. Mr. Atkinson is a member of the Florida and Georgia Bar. He graduated from the University of Rochester with a Bachelors Degree in Economics and was awarded a dual-degree J.D./M.B.A. from Case Western Reserve University School of Law and Weatherhead School of Management.

Lionel Marquis

Mr. Marquis joined the Company in June 2008 as Controller and Principal Accounting Officer, where he has been responsible for overseeing the accounting department and preparing all quarterly and annual financial statements. For the past 16 years Mr. Marquis has served as Controller and or Chief Financial Officer for several manufacturing and distribution companies in the South Florida area. Some of these companies include Computer Products, Inc (Artesyn Technologies Inc), U S Plastic Lumber Corporation, Casi-Rusco, (division of Interlogix Inc.), DHF Industries, Inc and Ingear Fashions, Inc. Mr. Marquis graduated from Bryant College with a Bachelors Degree in Business Administration with a major in accounting. Mr. Marquis is a Certified Public Accountant in the state of Florida.

Item 9.01 Financial Statements and Exhibits.

(a)	Exhibits.

Exhibit Number	Description
99.1	Press Release, dated May 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SINGING MACHINE, COMPANY, INC.

Date: May 9, 2012	/s/ Gary Atkinson
Gary Atkinson Chief Executive Officer